Exhibit 10.1

BUSINESS FINANCING MODIFICATION AGREEMENT

This Business Financing Modification Agreement is entered into as of March 20, 2017, by and between Socket Mobile, Inc. (the “Borrower”) and Western Alliance Bank, an Arizona corporation (“Lender”).

1.          DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated February 27, 2014, by and between Borrower and Lender, as may be amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modification to Business Financing Agreement:

(i)	Section 1.3 of the Business Financing Agreement is hereby amended to read as follows:

1.3 Due Diligence. Lender may audit Borrower’s Receivables and any and all records pertaining to the Collateral, at Lender’s sole discretion and at Borrowers expense, provided, an audit must be completed at least once every twelve months. Lender may at any time and from time to time contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables to confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. If any of the Collateral or Borrower's books or records pertaining to the Collateral are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender's requests for information concerning such Collateral and records.

(ii)	Sections 2.2(a) and 2.2(d) of the Business Financing Agreement are hereby amended to read as follows:

(a)	Domestic Facility Fee. Borrower shall pay the Domestic Facility Fee to Lender promptly upon the execution of the Business Financing Modification Agreement dated March 20, 2017 and on February 27 of each year thereafter.

(d)       [Intentionally Omitted].

(iii)	The following defined terms in Section 12.1 entitled “Definitions” are hereby amended to read as follows:

“Cash Management Sublimit” means $150,000.00.

“Domestic Facility Fee” means a fee equal to 0.50% of the Domestic Credit Limit due upon the execution of the Business Financing Modification Agreement dated March 20, 2017 and on February 27 of each year thereafter, so long as any Advances are outstanding or available hereunder.

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“Maturity Date” means (i) for Advances under the Domestic Line of Credit, February 27, 2019, and (ii) for Advances under the EXIM Line of Credit, February 27, 2018, or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Prime Rate” means the greater of 3.50% per year or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Lender as its Prime Rate. Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Prime Rate.

“Subfacility Maximum” means $200,000.00.

(iv)	The defined term “Maintenance Fee” is hereby deleted in its entirety.

3.                     CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.                     PAYMENT OF FACILITY FEES AND DUE DILIGENCE FEE. Borrower shall pay Lender the Domestic Facility Fee in the amount of $10,000.00 as amended hereof, the EXIM Facility Fee in the amount of $5,000.00, and the Due Diligence Fee in the amount of $600.00, plus all out-of-pocket expenses.

5.                     NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and Guarantor (each, a “Releasing Party”) acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Agreement, and/or Lender’s actions to exercise any remedy available under the Agreement or otherwise.

6.                     CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

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7.                     CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon payment of the Domestic Facility Fee, the EXIM Facility Fee and the Due Diligence Fee.

8.                     NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9.                     COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER:	LENDER:

SOCKET MOBILE, INC.	WESTERN ALLIANCE BANK, an Arizona corporation
By /s/ David W. Dunlap Name: David W. Dunlap Title: CFO	By /s/ Darin Cunningham Name:Darin Cunningham Title: Relationship Manager